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                                                                    EXHIBIT 1.3


                                1,495,000 Shares

                             FLAGSTAR BANCORP, INC.

                                  Common Stock

         Custody Agreement for Thomas J. Hammond as Selling Shareholder
         --------------------------------------------------------------


                                                              December    , 1998
                                                                       ---

Registrar and Transfer Company

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Cranford, New Jersey
                    ----------
Attention:

Dear Sirs:

         Reference is hereby made to the proposed public offering of Common Stock par value $.01 per share (the "Common Stock"), of Flagstar Bancorp, Inc., a Michigan corporation (the "Company") in which, among other things, the undersigned will sell a portion of his shares of Common Stock, to the several underwriters (the "Underwriters") represented by McDonald Investments, Inc., Roney Capital Markets and Friedman, Billings, Ramsey & Co., Inc. (collectively, the "Representatives").

         There are delivered to you herewith as custodian, one or more certificates (the "Certificates"), in negotiable form with signatures guaranteed by a national bank or a member firm of the New York Stock Exchange, representing the number of shares of Common Stock that the undersigned (the "Selling Shareholder") wishes to sell (the "Offered Stock"), as set forth in the third paragraph of this Custody Agreement. The Certificates are to be held by you as custodian for the account of the Selling Shareholder and are to be disposed of by you in accordance with this Custody Agreement.

         The following Certificates for Common Stock are enclosed herewith:

                                                  Number of shares of
                                                  Common Stock to be
                                                  sold from
                     Number of shares of          Certificates if less
Serial Number        Common Stock                 than all shares
of                   represented by each          represented thereby
Certificate          Certificate                  are to be sold
-------------        --------------------         ---------------------

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         You are authorized and directed to hold the Certificates in your custody and, on or immediately prior to the Closing Time (as defined in the Underwriting Agreement) (i) to cause the number of shares of Common Stock which are to be sold by the Selling Shareholder pursuant to the Underwriting Agreement (the "Underwriting Agreement") among the Company, the Selling Shareholder and the Underwriters, relating to a proposed public offering of shares of Common Stock, to be transferred on the books of the Company into such names as the Selling Shareholder shall have instructed you, (ii) to cause to be issued, against surrender of the Certificates representing such shares, new certificates for such shares of Common Stock registered in such names and in such denominations as the Selling Shareholder shall have instructed you, (iii) to purchase all stock transfer tax stamps necessary, if any, in connection with the transfer of such shares, (iv) upon the instructions of the Selling Shareholder, to deliver such new certificates of the Underwriters for the accounts of the several Underwriters, as the case may be, pursuant to the Underwriting Agreement, against payment therefor in accordance with the Underwriting Agreement, and (v) to give receipt for such payment and to deposit the same to your account as custodian ("Custodian Account"). The Selling Shareholder will notify you, at least one full business day prior to the Closing Time, of the names and denominations in which the new certificates are to be issued pursuant to this paragraph.

         Within one day after the Closing Time, you shall pay, in immediately available funds, the amount in the Custodian Account to the Selling Shareholder or to any representative duly authorized by the Selling Shareholder; provided, however, that in connection with the payment of expenses for the Selling Shareholder, you may either deduct payment for such expenses from the proceeds in the Custodian Account before remitting such proceeds to the Selling Shareholder, or you may bill the Selling Shareholder and the Selling Shareholder agrees to pay you for such expenses. On or after the Closing Time, you shall also, as instructed by the Selling Shareholder, return to the Selling Shareholder new certificates representing the number of Shares of Common Stock, if any, deposited herewith, which are in excess of the number of shares sold by the Selling Shareholder pursuant to the Underwriting Agreement. The new certificates representing such excess number of shares of Common Stock shall bear such restrictive legends that were borne by the Certificates representing the Common Stock delivered herewith.

         If the sale of Common Stock contemplated by the Underwriting Agreement shall not be completed prior to _______________, then, within three days after receipt of written notice, you shall return to the Selling Shareholder the Certificates deposited herewith.

         The authority granted and conferred herein is subject to and in consideration of the interests of the Company, the Underwriters and the Selling Shareholder. Accordingly, the Certificates deposited herewith and this Custody Agreement and your authority hereunder are subject to such interests, and this Custody Agreement and your authority hereunder are irrevocable by the Selling Shareholder and shall not be subject to termination by any acts of the Selling Shareholder, or by operation of law (including the death or incapacity of the Selling Shareholder) or by the occurrence of any other event, and, if, after the execution hereof, any such event (including death or incapacity) shall occur before the completion of the transactions contemplated by the Underwriting Agreement and this Custody Agreement, then you are nevertheless authorized and directed to deal with the Certificates deposited hereunder in
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accordance with the terms and conditions hereof, as if such event (including death or incapacity) had not occurred, regardless of whether or not you shall have received notice thereof.

         Until payment of the purchase price for the shares of Common Stock to be sold by the Selling Shareholder pursuant to the Underwriting Agreement has been made to you in the amount and form provided in the Underwriting Agreement by or for the account of the Underwriters, the Selling Shareholder shall remain the owner of the shares of Common Stock represented by the Certificates deposited herewith and shall have the right to vote such shares and to receive all dividends and distributions thereon, if any.

         You shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Custody Agreement given to you by the Selling Shareholder.

         It is understood that you assume no responsibility or liability to any person other than to deal with the Certificates deposited herewith and the proceeds from the sale of the shares of Common Stock represented thereby in accordance with the provisions hereof, and the Selling Shareholder agrees to indemnify you (including the reasonable fees and expenses of counsel) and to hold you harmless with respect to anything done by you in good faith in accordance with the foregoing instructions and agrees that you may consult with counsel of your own choice (who may be counsel for the Company) and that you shall have full and complete authorization and protection for any action taken or suffered by you hereunder in good faith and in accordance with the opinion of such counsel.

         The Selling Shareholder represents, warrants and agrees that such Selling Shareholder has all power, authority and legal capacity necessary to execute and deliver this Custody Agreement and the Underwriting Agreement, to perform such Selling Shareholder's obligations hereunder and thereunder, including the sale of the Offered Stock, and the Underwriters will, upon delivery and payment for such shares, receive good and marketable title to such shares, free and clear of any and all liens, claims, encumbrances, restrictions, preemptive rights, and any other claims of any third party.

         This Custody Agreement is for the benefit of, and may be relied upon by, the Selling Shareholder, the Company and its counsel, the Underwriters, and their agents and counsel, and the Custodian. This Custody Agreement is binding upon the Selling Shareholder and the Custodian and their respective successors and assigns. Nothing in this Custody Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding two sentences any legal or equitable rights, remedy or claim under or in respect of this Custody Agreement or any provision contained herein.

         THIS CUSTODY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

         The Selling Shareholder will provide you with such evidence of the Selling Shareholder's authority as you may reasonably request.



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         Please acknowledge your acceptance of this Custody Agreement as custodian and receipt of the Certificates deposited herewith by executing and returning to the Selling Shareholder the enclosed copy of this Custody Agreement with the attached Acknowledgement and Receipt completed and executed at the following address:


         ---------------------
         ---------------------
         ---------------------
         Attention:
                   -----------

                                            Very truly yours,


                                            -----------------------------
                                            Thomas J. Hammond

Dated:  December   , 1998
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                           ACKNOWLEDGMENT AND RECEIPT

         Registrar and Transfer Company, as custodian, acknowledges acceptance of the duties of custodian under the foregoing Custody Agreement and receipt of the Certificates referred to in the second paragraph of such Custody Agreement.

Dated:  December     , 1998
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Registrar and Transfer Company


By:
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     Title:
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